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                                                                  EXHIBIT 99.3

                        TELESERVICES INTERNET GROUP INC.

                   NOTICE OF A SPECIAL SHAREHOLDERS' MEETING
                          TO BE HELD ON MARCH 27, 2000

To the Shareholders of TeleServices Internet Group Inc.:

On Monday, March 27, 2000, TeleServices Internet Group Inc. will hold a Special Shareholders' Meeting at The Vinoy, 501 - 5th Avenue N.E., St. Petersburg, Florida, 33701, at 5:00 p.m., local time. Only shareholders who owned stock at the close of business on March 1, 2000 will be entitled to vote at this meeting or any adjournments that may take place. The stock transfer books of the Company will remain open.

The Company has engaged a prominent New York investment banking firm as an exclusive agent for a private placement financing for up to $40 million. SEC rules prohibit the Company from identifying the investment banking firm. It is contemplated that the proposed private placement would be for a common stock equity line of credit. The securities will not be registered under the Securities Act and may not be offered or sold absent a registration or an applicable exemption from registration, but the investors would have registration rights. Other terms of the offering are unknown at this time.

The investment banking firm has advised the Company that before an equity line of credit or any other type of financing can be obtained, the Company must restructure its existing capitalization by reducing the number of shares of common stock outstanding without changing the number authorized.

The Board of Directors recommends that you vote to approve an Amendment to the Company's Articles of Incorporation to effect a combination (also known as a "reverse-split") of the number of outstanding, but not the number of authorized, shares of common stock of the Company on a 10:1 basis.

Approval of such a share combination would have the following results:

         o The Board of Directors shall cause the Company to file, as soon as practicable, an Amendment to its Articles of Incorporation which shall reflect the share combination and provide for an effective date to be determined by the Board of Directors (but not more than 90 days after the date of shareholder approval).

         o The number of shares outstanding would decrease from approximately 250 million (as of the date of this notice) to approximately 25 million.

         o The number of shares of common stock authorized to be issued shall remain 300,000,000 and the par value per share shall remain $.0001.

         o Fractional shares created as a result of the combination shall be rounded to the nearest whole share.

         o All options, warrants, convertible preferred stock, and any other convertible securities that are convertible into common stock that are outstanding on the date of the combination shall be adjusted on the same basis.

This restructuring is necessary to enable the Company to pursue an equity line of credit or other financing with the assistance of the Company's investment banking firm. The restructuring is also necessary for the Company to meet its current commitments to holders of stock options, warrants and convertible preferred stock.

The Board of Directors urges you to vote in favor of this proposal because we believe it is necessary for the survival of the Company.

We urge you to vote. You do not have to attend the meeting to vote. The company has approximately 24,000 shareholders, and every vote counts. You may complete and return the enclosed proxy card and mail it promptly in the envelope provided, but your proxy must be received before the meeting. To help reduce costs and to insure prompt receipt of votes, shareholders are encouraged to vote via telephone at 1-800-454-8683 or via the internet at www.proxyvote.com as described on the proxy card. (a limited number of shareholders of record who do not own shares in "street name" will receive proxy cards that do not offer these services).

Dated:  March 1, 2000                       By Order of the Board of Directors

                                            /s/ Paul W. Henry, Secretary
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